Exhibit 10.1

THE ST. JOE COMPANY
2009 SHORT-TERM INCENTIVE PLAN

2009 Company Goals

1. Maintain strong liquidity position consistent with the 2009 Business Plan.

2. Position WestBay to be available for commercial and industrial customers and partners.

3. Execute at least one agreement that will promote economic development in WestBay.

4. Create and implement a business plan for JOE’s current mitigation banks.

Mechanics for 2009 Short-Term Incentive Plan

1. The Compensation Committee approves the employees participating in the Plan and the target awards for each participant in the first quarter of the year.

2. Each department and segment sets their team goals in support of the broader Company goals, which departmental goals will be approved by the Executive Team.

3. Actual awards under the Plan will be based on (a) the Compensation Committee’s determination of the achievement of approved Company goals, and (b) the mix between Company goals and management’s evaluation of the achievement of departmental goals, as approved by the Compensation Committee, which mix is described as follows:

• Executive Team awards will be 100% based upon achievement of the approved Company goals.

• Vice President level awards will have an achievement mix of 75% Company goals and 25% departmental goals.

• Manager and Director level awards will have an achievement mix of 50% Company goals and 50% departmental goals.

4. During the first quarter of 2010, the Compensation Committee will evaluate achievement of each Company goal and the actual awards under the Plan. The Compensation Committee will have complete discretion over the weighting and determination of relative achievement of the Company goals based on the Compensation Committee’s qualitative assessment of Company performance for 2009.

5. For the portion of Plan awards based on departmental goals, management will assess the achievement of the departmental goals and submit the projected bonus pool to the Compensation Committee for approval.

6. The total range for the payout of Plan awards is between 0% and 100% of the target awards based on the Compensation Committee’s determination of the percentage achievement of the Company goals and its approval of the projected awards based on the departmental goals. The Compensation Committee, in its discretion, may choose to pay more than 100% of the target awards for exceptional Company performance.

7. Individual awards for Named Executive Officers (NEOs) will be individually approved by the Committee.